Registration No. 333-

     As filed with the Securities and Exchange Commission on July 31, 1998
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549
                             -------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------
                         WISCONSIN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


             WISCONSIN                                        39-1391525
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                         Identification No.)

        231 West Michigan Street
             P.O. Box 2949
         Milwaukee, Wisconsin                                    53201
(Address of principal executive offices)                      (Zip Code)

                            --------------------

                     WISCONSIN ELECTRIC POWER COMPANY
                     EMPLOYEE RETIREMENT SAVINGS PLAN
                          (Full title of the plan)
                           ---------------------

                                C. H. BAKER
                    Treasurer and Chief Financial Officer
                         Wisconsin Energy Corporation
                            231 West Michigan Street
                                 P.O. Box 2949
                           Milwaukee, Wisconsin 53201
                    (Name and address of agent for service)

                                (414) 221-2345
          (Telephone number, including area code, of agent for service)

                                 Copy to:
                          BRUCE C. DAVIDSON, ESQ.
                               Quarles & Brady
                           411 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202
                                (414) 277-5000

                       CALCULATION OF REGISTRATION FEE

                                                       Proposed
                                        Proposed       Maximum
Title of Securities                      Maximum       Aggregate   Amount of
      to be           Amount to be     Offering Price  Offering   Registration
   Registered(1)    Registered (1)(3)  Per Share(2)    Price(2)       Fee
------------------- -----------------  -------------- ------------- ----------
Common Stock,
 $.01 par value     1,100,000 shares     $28.5938     $31,453,180   $9,278.69


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $28.5938 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on July 29, 1998.

(3) In 1997, the Wisconsin Electric Power Company Management Employee Savings Plan (the "MESP") and the Wisconsin Electric Power Company Represented Employee Savings Plan (the "RESP") were merged by transferring the assets of the MESP to the RESP and renaming the RESP the Wisconsin Electric Power Company Employee Retirement Savings Plan (the "ERSP"). This Registration Statement registers additional securities for the ERSP, as successor to the MESP and the RESP, for which earlier registration statements on Form S-8 (Registration Nos. 33-62157 and 33-62159, respectively) were filed and became effective on August 25, 1995. In addition, 31,025 shares remaining unsold under Registration No. 33-62157, for which a pro rata filing fee of $288.16 was paid, and 14,164 shares remaining unsold under Registration No. 33-62159, for which a pro rata filing fee of $132.13 was paid, are being carried forward from such earlier registration statements.


                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8 and because this Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to same employee benefit plan and its predecessors are effective, the contents of the following documents filed by Wisconsin Energy Corporation (the "Registrant") with the Securities and Exchange Commission (Commission File No. 1-9057) are incorporated herein by reference:

(a) The Registrant's Registration Statement on Form S-8 filed on August 25, 1995 (Registration No. 33-62157), as amended, relating to the Wisconsin Electric Power Company Management Employee Savings Plan.

(b) The Registrant's Registration Statement on Form S-8 filed on August 25, 1995 (Registration No. 33-62159), as amended, relating to the Wisconsin Electric Power Company Represented Employee Savings Plan.

To update the description of the documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"), the following documents are incorporated herein by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Amendment No. 1 thereto (on Form 10-K/A).

(b) Quarterly Report on Form 10-Q for the quarterly period ended March 31,
    1998.

(c) Current Reports on Form 8-K dated December 23, 1997, and April 28, 1998.

(d) The description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K dated October 31, 1991, which updates the description of the Common Stock incorporated by reference in the Registrant's Registration Statement on Form 8-B dated January 7, 1987, including any future amendment or report filed for the purpose of updating such description.

(e) Information furnished in lieu of the Form 11-K Annual Report for the Wisconsin Electric Power Company Employee Retirement Savings Plan (the "Plan") for the year ended December 31, 1997, which is filed as Exhibit
    99.1 with Amendment No. 1 (on Form 10-K/A) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.  Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.

(4)-(1) -  Restated Articles of Incorporation of Registrant.  (Incorporated
           herein by reference to Exhibit (3)-1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 1-9057.)
(4)-(2) -  Bylaws of Registrant.  (Incorporated herein by reference to Exhibit
           3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-9057).
(5) - Opinion of Walter T. Woelfle, Esq. as to the legality of the securities being registered (to the extent such securities may be original issuance or treasury shares as opposed to market purchase shares).
(23)-(1) - Consent of PricewaterhouseCoopers LLP, Independent Accountants.
(23)-(2) - Consent of Walter T. Woelfle, Esq. (contained in opinion filed as
           Exhibit (5)).
(24) -     Power of Attorney, contained in signature page of Registration
           Statement.

---------------------

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.



                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 30, 1998.

                                  WISCONSIN ENERGY CORPORATION
                                  (Registrant)


                                  By:  /s/ R. A. Abdoo
                                      ------------------
                                  R. A. Abdoo, Chairman of the Board,
                                  President and Chief Executive Officer

                            --------------------

                             POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes R. A. Abdoo and C.
H. Baker, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this Registration Statement.

                             --------------------
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of July, 1998.


/s/ R. A. Abdoo         Chairman of the Board, President and Chief
---------------------   Executive Officer (Principal Executive Officer)
(R. A. Abdoo)           and Director

/s/ C. H. Baker         Treasurer and Chief Financial Officer
---------------------   (Principal Financial Officer)
(C. H. Baker)

/s/ A. K. Klisurich     Controller (Principal Accounting Officer)
---------------------
(A. K. Klisurich)

/s/ J. F. Ahearne       Director
---------------------
(J. F. Ahearne)

/s/ J. F. Bergstrom     Director
---------------------
(J. F. Bergstrom)

/s/ R. A. Cornog        Director
---------------------
(R. A. Cornog)

/s/ R. R. Grigg, Jr.    Director
---------------------
(R. R. Grigg, Jr.)

/s/ G. B. Johnson       Director
---------------------
(G. B. Johnson)

/s/ J. N. MacDonough    Director
---------------------
(J. N. MacDonough)

/s/ F. P. Stratton, Jr. Director
---------------------
(F. P. Stratton, Jr.)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 30, 1998.


WISCONSIN ELECTRIC POWER COMPANY EMPLOYEE RETIREMENT SAVINGS PLAN


By:  /s/  C. H. Baker
     -----------------
     C. H. Baker,
     Plan Administrator